EXHIBIT 99.8

                            BILL OF SALE, ASSIGNMENT
                            AND ASSUMPTION AGREEMENT


     THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT is executed on this 25th day of October, 2001 (the "Effective Date"), by and between CALIBER LEARNING NETWORK, INC., a Maryland corporation, as debtor in possession ("Seller"), and SYLVAN LEARNING SYSTEMS, INC., a Maryland corporation ("Buyer").

     WHEREAS, Seller is a debtor in possession under the Chapter 11 bankruptcy case pending in the United States Bankruptcy Court for the District of Maryland (the "Bankruptcy Court"), In re Caliber Learning Network, Inc., Bankruptcy Case No. 01-59533-JS (the "Bankruptcy Case"); and

     WHEREAS, Seller and Buyer are parties to that certain Asset Purchase Agreement dated as of August 13, 2001, as amended by that certain (i) Amendment to Asset Purchase Agreement dated as of August 23, 2001, (ii) Second Amendment to Asset Purchase Agreement dated as of September 4, 2001, (iii) Third Amendment to Asset Purchase Agreement dated as of September 5, 2001, (iv) Fourth Amendment to Asset Purchase Agreement dated as of September 6, 2001, and (v) Fifth
Amendment to Asset Purchase Agreement dated as of September 17, 2001 (the "Purchase Agreement"), pursuant to which Seller has agreed to sell to Buyer or its assigns, and Buyer has agreed to purchase (or cause its assigns to purchase), certain assets of Seller and, in connection therewith, Buyer has agreed to assume (or cause its assigns to assume) certain liabilities of Seller (collectively, the "Purchase Transaction"); and

     WHEREAS, the Bankruptcy Court entered an Order in the Bankruptcy Case on October 3, 2001, authorizing and approving the Purchase Transaction pursuant to the Purchase Agreement.

     NOW   THEREFORE,   pursuant  to  the  Purchase   Agreement,   and  for  the
consideration therein set forth, the parties hereto take the following actions and make the following agreements:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definitions shall have the meanings ascribed in the Purchase Agreement.

     2. SALE AND ASSIGNMENT. Seller hereby sells, transfers, conveys, assigns, grants and delivers to Buyer and its successors and assigns, absolutely and irrevocably, free and clear of any and all Liabilities, all of Seller's right, title and interest in and to the Purchased Assets, including, without limitation:

          (i) all FF&E listed on Schedule A attached hereto and made a part hereof (which Schedule A shall supercede Schedule 2.1(a) of the Purchase Agreement);

          (ii) all Purchased Contracts listed on Schedule B attached hereto and made a part hereof (which Schedule B shall supercede Schedule 2.1(d) of the Purchase Agreement); and

          (iii) all Seller Registered Intellectual Property listed on Schedule C attached hereto and made a part hereof (which Schedule C shall supercede
Schedule 4.1.10(a) of the Purchase Agreement).

     3. ASSUMPTION. Buyer hereby assumes and agrees to pay, honor and discharge, when due in the ordinary course of business, Seller's obligations under the Purchased Contracts listed on Schedule B hereof, solely to the extent such obligations arise after 12:01 a.m., Baltimore, Maryland time on the Effective Date.

     4. INCORPORATION OF TERMS OF PURCHASE AGREEMENT. This Bill of Sale, Assignment and Assumption Agreement does not, nor shall it be deemed to, supersede (except as otherwise provided in Sections 2(i), (ii) and (iii) hereof), extinguish or merge any of the provisions set forth in the Purchase Agreement, all of which are incorporated herein by reference, and which provisions shall remain in full force and effect as provided therein.

     5. ENTIRE AGREEMENT, AMENDMENT AND WAIVERS. This Bill of Sale, Assignment and Assumption Agreement and the Purchase Agreement, together with the exhibits and schedules attached thereto, constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede any and all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written. No supplement, modification or waiver of this Bill of Sale, Assignment and Assumption Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Bill of Sale, Assignment and Assumption Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     6. BINDING AGREEMENT. This Bill of Sale, Assignment and Assumption Agreement constitutes the legal, valid and binding obligations of each party enforceable in accordance with its terms and shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

     7. GOVERNING LAW. This Bill of Sale, Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, without regard to principles of conflict of laws.

     8. COUNTERPARTS. This Bill of Sale, Assignment and Assumption Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Bill of Sale, Assignment and Assumption Agreement to be executed by their duly authorized officers as of the Effective Date.


WITNESS/ATTEST:                        CALIBER  LEARNING  NETWORK,  INC.,
                                           as debtor in possession


                                       By: /s/ GLEN M. MARDER             (SEAL)
--------------------------------          --------------------------------
                                          Name:   Glen M. Marder
                                          Title:  President, Chief Executive
                                                    Officer


                                       SYLVAN LEARNING SYSTEMS, INC.



                                       By: /s/ ROBERT W. ZENTZ            (SEAL)
--------------------------------          --------------------------------
                                          Name:   Robert W. Zentz
                                          Title:  Senior Vice President

                            BILL OF SALE, ASSIGNMENT
                            AND ASSUMPTION AGREEMENT


                                   Schedule A
                                   ----------

                                      FF&E
                                      ----

                            BILL OF SALE, ASSIGNMENT
                            AND ASSUMPTION AGREEMENT


                                   Schedule B
                                   ----------

                               Purchased Contracts
                               -------------------

                            BILL OF SALE, ASSIGNMENT
                            AND ASSUMPTION AGREEMENT


                                   Schedule C
                                   ----------


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